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                                                                    Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of PSINet Inc. of our report dated March 9, 1999, except as to Note 11, which is as of March 25, 1999, relating to the consolidated financial statements and financial statement schedule appearing in PSINet Inc's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
---------------------------------

Washington, D.C.

February 4, 2000